EXHIBIT 10.3

CO-OP COUNTRY FARMERS ELEVATOR
GRAIN HANDLER OPERATING AGREEMENT
WITH GOLDEN OVAL EGGS

THIS GRAIN HANDLER OPERATING AGREEMENT is dated as of                              (this Agreement) and is by and among Co-op Country Farmers Elevator, a Minnesota cooperative association (CCFE) and Golden Oval Eggs, a Division of Midwest Investors of Renville, Minnesota, Inc., a Minnesota cooperative association (GOE).

WHEREAS, CCFE will handle and transfer to United Mills corn supplied by the members of GOE to be processed into animal feed required by GOE;

WHEREAS, GOE hereby designates CCFE as the Grain Handler for the grain delivered by each of its farmer members;

NOW, THEREFORE, in consideration of the foregoing and the respective covenants and agreements of the parties contained in the Agreement and for other good and valuable consideration which is hereby acknowledged the parties agree as follows:

DUTIES OF CO-OP COUNTRY FARMERS ELEVATOR

Producer Notification

1. CCFE will schedule deliveries for the month based on weekly usage.

•Producers that call in first will be given preference of delivery time.

2. CCFE will accept delivery of corn at any of its four locations, provided space is available.

Corn Delivery Alternative

1. CCFE will sell corn to GOE members at $.05 per bushel over CCFE Renville published price for the member’s scheduled delivery month.  If the market place does not offer a carrying charge, CCFE at its discretion may elect to have members price corn at a date specified by CCFE.

2. A sales contract will be sent out at the end of the month preceding the scheduled delivery month indicating the terms of the sale.  (This will be the only notice sent for payment due.)

Delivery Notification to GOE

1. CCFE will have the responsibility of tracking GOE member deliveries and making notification to GOE.  Notification will be given on the 15th of the delivery month and within 2 days following the end of each delivery month as to the status of member deliveries.

2. If members have not made sufficient deliveries, CCFE will not be obligated to deliver corn to United Mills for feed needs.

3. CCFE will reconcile GOE grain bank position and notify GOE of its position within 5 days following each delivery month.

Transportation Charges

1. A transportation fee for delivering corn from CCFE facilities to United Mills will be charged as follows:  Sacred Heart and Danube $.04/bu; Olivia $.05/bu.  The transportation fee from locations outside of Renville will only be charged when CCFE determines that the quantity and quality of corn that is needed at United Mills is not available at Renville.

DUTIES OF GOLDEN OVAL EGGS

Producer Notification

1. GOE members will notify CCFE a minimum of 15 days prior to their delivery month to schedule a delivery time.

2. GOE will provide CCFE with an anticipated usage on a weekly schedule.

Corn Delivery Alternative

1. GOE members will notify CCFE a minimum of 15 days prior to delivery time on intent to use alternative.

2. Payment will be made to CCFE by the 10th of the scheduled delivery month.

3.  The member will have until the end of the month preceding their scheduled delivery month to establish a price.  If member has not established a corn price prior the end of the month, CCFE Renville published closing price on the last day of the month will be used.

4. If notification of intent to use the delivery alternative is not made a minimum of 15 days prior to the scheduled delivery month, the member will either have to deliver the commitment at a time determined by CCFE or buy in the commitment at a price to be determined by CCFE.

Grain Handling Charges

1. GOE agrees to pay a fee of $.05 per bushel for handling charges.  The fee will be charged as bushels are delivered for feed.  The fees will be payable by the end of the following month in which they were incurred.

2. GOE agrees to pay CCFE a transportation fee for delivering corn from CCFE facilities to United Mills as outlined above.

3. If a member of GOE does not pay for the corn that they have contracted to purchase from CCFE by the specified payment due date, GOE will pay CCFE for the contracted purchase upon demand.

4. GOE will have until the 10th of the month following each delivery month to sell any corn bushels remaining in the grain bank after CCFE has delivered the quantity of corn required by United Mills for the respective delivery month.  If the bushels are not sold, a charge of $.03 per bushel per month will be assessed on all remaining bushels.

TERM OF AGREEMENT

1. The term of this agreement shall be from the date of the agreement to                                       .

Coop Country Farmers Elevator	Golden Oval Eggs

By:	By:

Its:	Its:

Date:	Date:

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